ROPES & GRAY LLP
One International Place
Boston, MA 02110-2624

February 25, 2008

Putnam Municipal Bond Fund
Putnam Municipal Bond Fund LLC
One Post Office Square
Boston, Massachusetts 02109

Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
One Post Office Square
Boston, Massachusetts 02109

Putnam Municipal Opportunities Trust
One Post Office Square
Boston, Massachusetts 02109

Ladies and Gentlemen:

We have acted as counsel in connection with the transaction (the “Transaction”), the steps of which are a) the conversion of each of Putnam Municipal Bond Fund and Putnam Investment Grade Municipal Trust, each a Massachusetts business trust (together, the “Companies” and each a “Company”), to a limited liability company under Mass. Gen. Laws ch. 156C (each, a “Conversion”), as described in the Plan of Entity Conversion of Putnam Municipal Bond Fund to Putnam Municipal Bond Fund LLC and the Plan of Entity Conversion of Putnam Investment Grade Municipal Trust to Putnam Investment Grade Municipal Trust LLC (together, the “Plans of Entity Conversion”), in the form attached as Appendix A to the Combined Prospectus/Proxy Statement (the “Prospectus/Proxy”) dated September 13, 2007 filed by Putnam Municipal Opportunities Trust (“Surviving Fund”), which Conversions took place on February 22, 2008 (the “Effective Date”); and b) the merger of each of Putnam Municipal Bond Fund LLC and Putnam Investment Grade Municipal Trust LLC into Surviving Fund, as described in the Agreement and Plan of Merger between Putnam Municipal Bond Fund LLC and Surviving Fund and the Agreement and Plan of Merger between Putnam Investment Grade Municipal Trust LLC and Surviving Fund (together, the “Plans of Merger”), in the form attached as Appendix B to the Prospectus/Proxy (together with the Plans of Entity Conversion, the “Agreements”), which mergers under Mass. Gen. Laws ch. 156C (the “Mergers”) will take place on February 25, 2008

Putnam Municipal Bond Fund	February 25, 2008
Putnam Municipal Bond Fund LLC
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
Putnam Municipal Opportunities Trust

(the “Effective Time”). Capitalized terms not defined herein are used herein as defined in the Agreements.

In the first step of the Transaction, namely, the Conversions, as described in the Plans of Entity Conversion, the form of organization of each Company will be changed from that of a Massachusetts business trust to a Massachusetts limited liability company that will assume the registration of each Company. Pursuant to the Conversions, substantially all of the assets and liabilities of Putnam Municipal Bond Fund will become assets and liabilities of Putnam Municipal Bond Fund LLC and substantially all of the assets and liabilities of Putnam Investment Grade Municipal Trust will become assets and liabilities of Putnam Investment Grade Municipal Trust LLC. Shares of each Company will be converted into shares of each respective Merging Fund as follows:

(a) Auction Rate Municipal Preferred Shares, Series A of Putnam Municipal Bond Fund (“Municipal Bond Fund Preferred A Shares”) will be converted into a class of limited liability company interests of Putnam Municipal Bond Fund LLC (“Municipal Bond Fund LLC Preferred A Units”), and Auction Rate Municipal Preferred Shares, Series B of Putnam Municipal Bond Fund (“Municipal Bond Fund Preferred B Shares”), will be converted into a class of limited liability company interests of Putnam Municipal Bond Fund LLC (“Municipal Bond Fund LLC Preferred B Units”). All Putnam Municipal Bond Fund common shares, including fractional shares (“Municipal Bond Fund Common Shares”), will be reclassified as common shares of Municipal Bond Fund LLC (“Municipal Bond Fund LLC Common Units”).

(b) Remarketed Preferred Shares, Series A of Putnam Investment Grade Municipal Trust (“Investment Grade Municipal Trust A Shares”) will be converted into a class of limited liability company interests of Putnam Investment Grade Municipal Trust LLC (“Investment Grade Municipal Trust LLC Preferred A Units”). All Putnam Investment Grade Municipal Trust common shares, including fractional shares (“Investment Grade Municipal Trust Common Shares”), will be reclassified as common shares of beneficial interest Putnam Investment Grade Municipal Trust LLC (“Investment Grade Municipal Trust Common Units”). Pursuant to the Plan of Entity Conversion of Putnam Investment Grade Municipal Trust to Putnam Investment Grade Municipal Trust LLC, Remarketed Preferred Shares, Series I of Putnam Investment Grade Municipal Trust (“Investment Grade Municipal Trust I Shares”) will be converted

Putnam Municipal Bond Fund	February 25, 2008
Putnam Municipal Bond Fund LLC
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
Putnam Municipal Opportunities Trust

into a class of limited liability comp any interests of Putnam Investment Grade Municipal Trust LLC. However, no Investment Grade Municipal Trust I Shares are outstanding and no such units will be outstanding at the Valuation Time (as defined in the Agreements).

The second step of the Transaction, the Mergers, as described in the Plans of Merger, will take place between each Company, as converted to a Merging Fund, and Surviving Fund. In the Mergers, all of the assets and liabilities of each Company, as converted to a Merging Fund, will vest in Surviving Fund. Pursuant to the Mergers, Municipal Bond Fund LLC Preferred A Units will be exchanged for Surviving Fund Preferred A Shares, and Municipal Bond Fund LLC Preferred B Units will be exchanged for Surviving Fund Preferred B Shares. Investment Grade Municipal Trust LLC Preferred A Units will be exchanged for Surviving Fund Preferred C Shares (together with Surviving Fund Preferred A Shares and Surviving Fund Preferred B Shares, “Surviving Fund Preferred Shares”). The fair market value of the common shares of Surviving Fund (including any fractional shares) (“Surviving Fund Common Shares,” and together with Surviving Fund Preferred Shares, “Surviving Fund Shares”) received by each shareholder of common shares of beneficial interest in a Merging Fund (“Merging Fund Common Units”) will be approximately equal to the fair market value of Merging Fund Common Units (including any fractional shares) surrendered in exchange therefor. Shareholders of a Merging Fund will receive no consideration other than Surviving Fund Common Shares (which may include fractional shares) or Surviving Fund Preferred Shares in exchange for their Merging Fund Common Units or Merging Fund Preferred Units.

This opinion as to certain U.S. federal income tax consequences of the Mergers is furnished to you pursuant to Sections 7.01(g) and 8.01(g) of the Plans of Merger.

Each Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Each Company has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”). After each Conversion, each Company, as converted to a Merging Fund, will succeed to and continue under the respective Company’s registration.

Surviving Fund is registered under the 1940 Act as a closed-end management investment company. Surviving Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

Putnam Municipal Bond Fund	February 25, 2008
Putnam Municipal Bond Fund LLC
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
Putnam Municipal Opportunities Trust

For purposes of this opinion, we have considered the Plans of Entity Conversion, the Plans of Merger, the Prospectus/Proxy and such other items as we have deemed necessary to render this opinion. In addition, each Company has provided us with a letter dated February 22, 2008, and each Merging Fund and Surviving Fund have provided us with letters dated February 25, 2008, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

Based on the foregoing representations and assumption and our review of the documents and items referred to above, we are of the opinion that generally, subject to the final paragraphs hereof, for U.S. federal income tax purposes, each step of the Transaction will qualify as a tax-free reorganization as set forth in clauses (i) and (ii) as follows, and that such steps taken together will have the combined effects set forth in clauses (iii) through (x) as follows:

(i) Each Conversion will constitute a reorganization within the meaning of Section 368(a) of the Code, and each Merging Fund and each Company each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii) Each Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Surviving Fund and each Merging Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(iii) Under Section 1032 of the Code, no gain or loss will be recognized by either Merging Fund upon the vesting of the assets and liabilities of each Company in the respective Merging Fund in exchange for shares of the respective Merging Fund (“Merging Fund Shares”); and, no gain or loss will be recognized by Surviving Fund upon the vesting of the assets and liabilities of each Company, as converted to a Merging Fund, in Surviving Fund, in exchange for Surviving Fund Shares;

Putnam Municipal Bond Fund	February 25, 2008
Putnam Municipal Bond Fund LLC
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
Putnam Municipal Opportunities Trust

(iv) Under Section 362(b) of the Code, the basis in the hands of each Merging Fund of the assets of the respective Company vesting in each Merging Fund in the Conversions will be the same as the basis of such assets in the hands of the respective Company immediately prior to the Conversions; and the basis in the hands of Surviving Fund of the assets of each Company, as converted to a Merging Fund, vesting in Surviving Fund in the Mergers will be the same as the basis of such assets in the hands of each Company, as converted to a Merging Fund, immediately prior to the Mergers;

(v) Under Section 1223(2) of the Code, the holding periods of the assets of each Company in the hands of a Merging Fund will include the periods during which such assets were held by each Company; and the holding periods of the assets of each Company, as converted to a Merging Fund, in the hands of Surviving Fund will include the periods during which such assets were held by each Company, as converted to a Merging Fund;

(vi) Under Section 361 of the Code, no gain or loss will be recognized by either Company upon the vesting of each Company’s assets and liabilities in the respective Merging Fund in exchange for Merging Fund Shares of the respective Merging Fund, or upon the distribution of the Merging Fund Shares by each Company to its shareholders; and no gain or loss will be recognized by either Company, as converted to a Merging Fund, upon the vesting of the assets and liabilities of each Company, as converted to the respective Merging Fund, in Surviving Fund in exchange for Surviving Fund Shares, or upon the distribution of Surviving Fund Shares by each Company, as converted to a Merging Fund, to its shareholders;

(vii) Under Section 354 of the Code, no gain or loss will be recognized by shareholders of either Company upon the exchange of their respective Company shares for the respective Merging Fund Shares; and no gain or loss will be recognized by shareholders of either Merging Fund (formerly shareholders of the respective Company) upon the exchange of their respective Merging Fund shares for Surviving Fund Shares;

Putnam Municipal Bond Fund	February 25, 2008
Putnam Municipal Bond Fund LLC
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
Putnam Municipal Opportunities Trust

(viii) Under Section 358 of the Code, the aggregate basis of Merging Fund Shares a Company shareholder receives in connection with a Conversion will be the same as the aggregate basis of his or her Company shares exchanged therefor; and the aggregate basis of Surviving Fund Shares a Merging Fund shareholder (formerly a shareholder of a Company) receives in connection with a Merger will be the same as the aggregate basis of his or her Merging Fund shares exchanged therefor;

(ix) Under Section 1223(1) of the Code, each Company shareholder’s holding period for his or her respective Merging Fund Shares will be determined by including the period for which he or she held the Company shares exchanged therefor, provided that he or she held such Company shares as capital assets; and a Merging Fund shareholder’s (formerly a Company shareholder’s) holding period for his or her Surviving Fund Shares will be determined by including the period for which he or she held the Merging Fund shares (including the period for which he or she held the Company shares) exchanged therefor, provided that he or she held such Company and Merging Fund shares as capital assets; and

(x) Each Merging Fund will succeed to and take into account the items of each respective Company described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder; Surviving Fund will succeed to and take into account the items of each Company, as converted to a Merging Fund, described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

We express no view with respect to the effect of the Mergers on any asset vesting in Surviving Fund as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or (ii) on the termination or transfer thereof without reference to whether such a termination or transfer would otherwise be a taxable transaction.

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Putnam Municipal Bond Fund	February 25, 2008
Putnam Municipal Bond Fund LLC
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust LLC
Putnam Municipal Opportunities Trust

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained herein is not intended or written to be used, and cannot be used by any taxpayer, including the Companies, the Merging Funds, or Surviving Fund, for the purpose of avoiding U.S. tax penalties.

Very truly yours,

/s/ ROPES & GRAY LLP

Ropes & Gray LLP